EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors of

Lightwave Logic, Inc.

We hereby consent to the incorporation of our report dated March 18, 2019, relating to the consolidated financial statements and the effectiveness of Lightwave Logic, Inc.’s internal control over financial reporting as and for the years ended December 31, 2018 and 2017, and the reference to us under the caption “Experts” in the Registration Statement on Form S-1 of Lightwave Logic, Inc. dated January 28, 2020.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

Date: January 28, 2020